Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated January 26, 2004, with respect to the consolidated financial statements and schedule of WellPoint, Inc. (name changed from Anthem, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission, which is incorporated by reference in the WellPoint, Inc. Registration Statement (Form S-8) pertaining to the WellPoint Health Networks Inc. 1999 Stock Incentive Plan, the WellPoint Health Networks Inc. 2000 Employee Stock Option Plan, the WellPoint Health Networks Inc. Comprehensive Executive Non-Qualified Retirement Plan, the Cobalt Corporation Equity Incentive Plan, the RightCHOICE Managed Care, Inc. 2001 Stock Incentive Plan, RightCHOICE Managed Care, Inc. 1994 Equity Incentive Plan, and the RightCHOICE Managed Care, Inc. Nonemployee Directors’ Stock Option Plan.

/s/ Ernest & Young LLP

Indianapolis, Indiana

November 29, 2004